Exhibit 10.8

LICENSE AND DISTRIBUTION AGREEMENT
(Microsoft Internet Explorer and Components - Windows 95 and Windows NT Version)

This is a License and Distribution Agreement (“Agreement”) is entered by and between MICROSOFT CORPORATION, a Washington corporation located at One Microsoft Way, Redmond, WA 98052-6399 (“Microsoft”), and BORLAND INTERNATIONAL INC., a Delaware corporation located at 100 Borland Way, Scotts Valley, CA 95066 (“Borland”).

The parties agree as follows:

1.	DEFINITIONS

(a)

“Internet Explorer” means, in object code form only, Microsoft’s Internet Explorer software in all available language versions requested by Borland for the Windows 95 and Windows NT platforms only, including a customized versions of Internet Explorer created through the use of the Kit.

(b)	“NetMeeting” means Microsoft’s realtime collaboration and communication software in all available language versions requested by Borland, and for all available platforms, in object code form only.

(c)

“Internet-Mail and News” means Microsoft’s software client for email and Internet newsgroups in all available language versions requested by Borland, and for all available platforms, in object code form only.

(d)	“Comic Chat” means Microsoft’s graphical Internet chat client in all available language versions requested by Borland, and for all available platforms, in object code form only.

(e)

“Kit” means a collection of tools which enable an Internet Explorer licensee to perform limited customizations to Internet Explorer, such customizations being made in accordance with the instructions in the Kit and the Logo Guidelines provided by Microsoft, and including any updates to the Kit provided by Microsoft with future releases of Internet Explorer.

(f)	“Licensed Software” means, collectively, Internet Explorer, NetMeeting, Internet Mail and News, and Comic Chat.

(g)

“Internet Product” means the Borland-labeled product(s) specified in Exhibit D which provides access to or information about the Internet; provided, however, that “Internet Product” does not include a personal computer.

(h)	“License Key” means the 10-digit alpha numeric code provided by Microsoft that enables Borland to use the customization features of the Kit.

(i)	“Logo” means the “Microsoft® Internet Explorer” logo depicted in the Guidelines or such additional or replacement logos as Microsoft may provide from time to time under this Agreement.

(j)	“Internet Site” means Borland’s World Wide Web site(s) described in the application form which meet the applicable Criteria.

(k)

“Guidelines” means the guidelines for use of the Logo as outlined in the Microsoft Internet Explorer Logo Usage Guidelines which are attached hereto as Exhibits A and B and are an integral part of this Agreement.

(l)

“Criteria” means the applicable Internet Explorer criteria as defined in the Microsoft Internet Explorer Logo Qualification Criteria, attached to Exhibit A as Attachments 1 and 2, and such future versions as established by Microsoft in its sole discretion.

(m)	“Customers” means an authorized end user of an Internet Product.

2.	LICENSE GRANTS, CONDITIONS & RESTRICTIONS

(a)

Kit. Microsoft grants to Borland a nonexclusive, limited worldwide, royalty-free license during the term of this Agreement to customize Internet Explorer using the Kit in accordance with the instructions provided in the Kit’s “Custom IEAK Wizard”. Borland acknowledges and agrees that its use of the Kit to customize Internet Explorer requires the rightful receipt from Microsoft of the License Key allocated to Borland. Borland agrees that it shall only use the Kit in accordance with the instructions provided in the Kit’s Custom IEAK Wizard that is available to Borland upon input of the allocated License Key and the Logo Guidelines provided by Microsoft.

(b)

Licensed Software. Subject to Borland’s compliance with the terms and conditions of this Agreement, Microsoft grants to Borland a nonexclusive, worldwide, royalty-free license to: (i) use, reproduce and distribute (directly and indirectly) through Borland’s distribution channels (including, but not limited to, distribution via the World Wide Web) the Licensed Software solely for use in conjunction with Borland’s Internet Product to Borland’s end user customers; and (ii) to sublicense to Customers of Borland’s Internet Product the right to distribute the Licensed Software as part of such Customer’s Internet product which is not a personal computer unaccompanied by a Borland Internet Product or Customer Internet product. The foregoing license is expressly subject to the following conditions:

(1)

No Standalone Distribution. The Licensed Software may only be distributed as part of or for use with Borland’s Internet Product or, if sublicensed, as part of Customer’s Internet product which is not a personal computer, and not as a “stand-alone” product; provided, however, that Borland or Borland Customers may distribute updates of the Licensed Software separately for purposes of updating an existing end user customer of an Internet Product or a Customer’s Internet product.

(2)

New Releases. If Microsoft makes a new release (other than an “Update” release which is designated by Microsoft as a change in the hundredths digit [x.x(x)]) of any component of the Licensed Software available, then: (i) Borland shall use all reasonable efforts to cease distribution of the older version of the Licensed Software component and commence distribution of such new release of the Licensed Software component with Borland’s Internet Product, provided that Borland may continue to distribute existing inventory of Borland’s Internet Product containing a prior version of a Licensed Software component for up to three (3) months (or the time necessary for Borland to deplete its inventory of the Internet Product containing such prior version of the Licensed Software) following such new release; (ii) Borland must inform its Customers of the relevant portions of the foregoing part (i); and (iii) Borland must notify its Customers and end users via a hyperlink from Borland’s home page for its main public web site that an upgrade of the Licensed Software component may be available at the download URL specified in the most current version of the Internet Explorer Logo License Agreement located on www.microsoft.com for Internet Explorer and at www.microsoft.com/ie for other components of the Licensed Software. The text of the respective notices must state: For Internet Explorer: “Click the Internet Explorer Logo to upgrade to the most current version of Internet Explorer.” and for other components: “A new version of (NetMeeting/Internet Mail and News/Comic Chat) may be available. Go to www.microsoft.com/ie to upgrade to the most current version today”. This notification will remain present on the Borland’s main public web site during the term of this Agreement.

(3)

Customers and Distributors. Borland’s sublicenses will not be materially inconsistent with the terms and conditions of this Agreement regarding rights granted by and obligations imposed upon Borland by Microsoft.

(c)

Logo. Subject to and expressly conditioned upon compliance with the terms and conditions of this Agreement, Microsoft hereby grants to Borland a worldwide, nonexclusive, non-assignable, nontransferable, royalty-free, right to use the Logo solely in conjunction with the use and distribution of the Licensed Software with the Internet Site and/or the Internet Product(s) and solely in the manner described in the Guidelines. Borland agrees and acknowledges: Microsoft owns the Logo; use of the Logo will inure to the benefit of Microsoft; Borland will not adopt, use, or register any corporate name, trade name, trademark, service mark, or certification mark, or other designation similar to, or containing in whole or in part, the Logo; Borland’s use of the Logo shall adhere to the Criteria.

(d)	License Restrictions. The following restrictions apply to the license grant in this Section 2:

(1)	Borland may not reverse engineer, decompile or disassemble the Licensed Software.

(2)	Borland shall only distribute NetMeeting, ComicChat and Internet Mail and News in conjunction with Internet Explorer.

(3)

Borland shall maintain and not alter or remove any copyright, trademark, and other protective notices contained in the Licensed Software, including the end user license agreement (“EULA”) which is included in the setup installation of the Licensed Software. Borland shall also comply with Microsoft’s trademark guidelines with respect to the proper use of Microsoft trademarks associated with the Licensed Software.

3.	BORLAND OBLIGATIONS

Borland shall perform the following obligations:

(a)

Borland shall notify Microsoft of its first distribution of any component of the Licensed Software by emailing such information to “iservice@microsoft.com” or to such other notification address specified by Microsoft.

(b)

Borland shall sell, market, promote and distribute the Licensed Software in a manner equal to or more favorable than for any Third Party Browser sold, marketed, promoted or distributed by Borland. For purposes of this Section 3(c), “Third Party Browser” means software designed to view, render, browse or otherwise interact with the Internet, the WWW and/ or other public networks now existing or hereafter created.

4.	OWNERSHIP

Except as expressly licensed to Borland in Section 2, Microsoft retains all right, title and interest in and to the Licensed Software. All rights not expressly granted herein are reserved by Microsoft.

5.	ACCEPTANCE AND DISCLAIMER OF WARRANTY

(a)	The Licensed Software is deemed accepted by Borland.

(b)	Neither the Borland nor any of its Customers, distributors or employees shall have any right to make any representation, warranty, or promise on behalf of Microsoft.

(c)

THE LICENSED SOFTWARE AND THE KIT ARE PROVIDED TO BORLAND AS IS WITHOUT WARRANTY OF ANY KIND. THE ENTIRE RISK AS TO THE RESULTS AND PERFORMANCE OF THE LICENSED SOFTWARE AND THE KIT ARE ASSUMED BY BORLAND AND THE END-USER CUSTOMER. MICROSOFT DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

6.	LIMITATION OF LIABILITY

IN NO EVENT SHALL MICROSOFT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, INDIRECT, INCIDENTAL, OR SPECIAL DAMAGES WHATSOEVER, INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, ARISING OUT OF THE USE OF OR INABILITY TO USE THE LICENSED SOFTWARE AND/OR THE KIT, EVEN IF MICROSOFT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.	TERM

The term of this Agreement shall commence as of the Effective Date and shall continue for a period of one (1) year. Thereafter, this Agreement shall automatically renew for successive one year periods unless either party gives the other party sixty (60) days notice of its intent not to renew, unless earlier terminated as provided in Section 8.

8.	DEFAULT AND TERMINATION

(a)	Either party may terminate this Agreement for any reason upon six (6) months prior written notice.

(b)

Either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if the other party is in material breach of any material warranty, term, condition or covenant of this Agreement, and fails to cure that breach within thirty (30) days after written notice thereof.

(c)

Upon termination of this Agreement for any reason, Borland’s rights under Section 2 immediately terminate, provided, however, if Microsoft terminates this Agreement without cause pursuant to Section 8(a), the license grant in Section 2(b), subject to all of the conditions and restrictions in the remainder of the Agreement, shall survive for a period of time equal to the later of: (i) ninety (90) days from the date of notice of termination, or (ii) the time necessary for Borland to deplete its inventory of the Internet Product containing the Licensed Software. After such time, Borland shall destroy all full or partial copies of the Licensed Software and the Kit in Borland’s possession or under its control, except that Borland may keep up to ten (10) copies for use in providing support and archival purposes only. If this Agreement is terminated for cause pursuant to Section 8(b), Borland shall return to Microsoft or destroy all full or partial copies of the Licensed Software and the Kit in Borland’s possession or under its control within ten (10) days following the termination date.

(d)	Sublicenses validly granted prior to expiration or termination of this Agreement shall survive termination or expiration of this Agreement.

(e)	Sections 1, 4, 5, 6, 8, 9, 10 and 11 shall survive termination of this Agreement.

9.	SUPPORT

Borland shall be responsible for providing support for end users and Customers of the Licensed Software and Borland’s Internet Product.

10.	NOTICES AND REQUESTS

All notices, authorizations, and requests in connection with this Agreement shall be deemed given on the day they are (i) deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or (ii) sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

NOTICES TO Borland:

Borland International, Inc. 100 Borland Way Scotts Valley, CA 95066
Attn:	Borland Legal Department
Telephone:	(408) 431-1801
Fax:	(408) 431-4171
Email Address:

NOTICES TO Microsoft:

Notices:	MICROSOFT CORPORATION One Microsoft Way Redmond, WA 98052-6399

Attn:	Senior Vice President, IPTD
Copy to:	Law & Corporate Affairs, US Legal
Email Address:
Fax:	(206) 936-7209

Notification of Distribution:	www.microsoft.com/ie/ieak/reports

or to such other address as the party to receive the notice or request so designates by written notice to the other.

11.	GENERAL

(a)

The parties consent to the jurisdiction by the state and federal courts sitting in the states of Washington and California, and this Agreement shall be governed by the laws of the state in which an action is commenced. Process may be served on either party in the manner provided in Section 10 above, or by such other method as is authorized by law.

(b)	Neither this Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture, agency relationship or as granting a franchise.

(c)

No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

(d)	If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

(e)

The rights and obligations hereunder shall inure to the benefit of the successors of the parties hereto, provided any rights or obligations hereunder shall not be assigned by Borland without the prior written approval of Microsoft, such approval shall not be unreasonably withheld.

(f)

Any Licensed Software which Borland distributes or licenses to or on behalf of the United States of America, its agencies and/or instrumentalities (the “Government”), shall be provided with RESTRICTED RIGHTS in accordance with DFARS 252.227-7013(c)1(ii), or as set forth in the particular department or agency regulations or rules, or particular contract which provide Microsoft equivalent or greater protection.

(g)

Borland acknowledges that the Licensed Software and the Kit are subject to the export control laws and regulations of the US, and any amendments thereof. Borland confirms that with respect to the Licensed Software, it will not export or re-export them, directly or indirectly, either to (i) any countries that are subject to US export restrictions (currently including, but not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Iran, Iraq, Libya, North Korea, and Syria); (ii) any end user who Borland knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or (iii) any end user who has been prohibited from participating in the US export transactions by any federal agency of the US government. Borland further acknowledges that the Licensed Software and the Kit may include technical data subject to export and re-export restrictions imposed by US law.

(h)

Borland shall, at its own expense, promptly obtain and arrange for the maintenance of all non-U.S.A. government approvals, if any, and comply with all applicable local laws and regulations as may be necessary for Borland’s performance under this Agreement.

(i)

Licensee shall pay, and be responsible for any and all sales taxes, use taxes and any other taxes imposed by any jurisdiction as a result of (a) the entry into this Agreement; (b) the performance of any of the provisions of this Agreement; or (c) the transfer of any property, rights or any other grant hereunder.

(j)

If either Microsoft or Borland employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees and costs.

(k)

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Borland and Microsoft by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

MICROSOFT CORPORATION	BORLAND INTERNATIONAL, INC.

/s/ Mike Silverberg	/s/ Jeff Rudy

By (Sign)	By (Sign)

Mike Silverberg	Jeff Rudy

Name (Print)	Name (Print)

Product Manager	Vice President

Title	Title

5/7/97	January 24, 1997

Date	Date

EXHIBIT A

Microsoft® Internet Explorer
Online Logo Usage Guidelines

This site is best experienced with
[Microsoft Internet Explorer logo]
Click here to start.

1.	Usage
Use the Internet Explorer online logo (the “Logo”) only to promote Microsoft Internet Explorer and indicate that your Internet Site includes or is compatible with the Microsoft Internet Explorer.

The Logo may only be used on your Internet Site which must meet the applicable Logo Qualification Criteria and may not be used in any other fashion.

Recommended text. Based upon extensive research, we suggest that the Internet Explorer Logo be accompanied by the following text : “This site is best experienced with ... Click here to start.” as indicated in the below images. This information clarifies how the logo should be used, especially for new Internet visitors who are unfamiliar with the different means of navigating the Internet.

This site is best experienced with
[Microsoft Internet Explorer logo]
Click here to start.

This site is best experienced with [Microsoft Internet Explorer logo] Click here to start.

Product name. It should appear as “Microsoft®Internet Explorer” at the first and most prominent use in all materials and can thereafter be referred to as “Internet Explorer.”

2.	Intent

You are not permitted to use the logo to disparage Microsoft, its products or services, or for promotional goods or for products which, in Microsoft’s reasonable judgment, may diminish or otherwise damage Microsoft’s goodwill in the Logo, including but not limited to uses which could be deemed to be obscene, pornographic, excessively violent, or otherwise in poor taste or unlawful, or which purpose is to encourage unlawful activities. Similarly, you cannot imitate Microsoft’s product packaging or the Logo in any of your materials, including advertising, product packaging, and promotional materials. The Logo must not be used in a manner that implies Microsoft’s sponsorship or endorsement of the product, service, or content presented on your Internet Site.

3.	Logo link

Used in an Internet Site, the Logo must be an active link to this URL address:
http://www.microsoft.com/ie/ie.htm

4.	Presentation

Prominence. Do not use the Logo or the names “Microsoft,” “Microsoft Internet Explorer,” or “Internet Explorer” more prominently than your company, product, or Internet Site name.

Artwork. Use only Microsoft authorized electronic artwork of the Logo. The Logo must stand by itself and must include a minimum amount of empty space surrounding the Logo (30 pixels) so as to separate it from any other object, such as type, photography, borders, edges, and so on. The Logo may not be used as a feature or design element of any other Logo.

Size. The Logo cannot be reduced in size beyond what is electronically provided by Microsoft and must be placed in a prominent location on the Internet Site where it is used. Do not remove any trademark symbols or alter the Logo in any way. Redraws, distortions, or animation of the Logo are not permitted beyond what is provided to authorized / registered Microsoft Online logo Internet sites.

Footnote. Include the following footnote on Internet Sites that include the Logo: “Microsoft is a registered trademark in the United States and other countries and the Microsoft Internet Explorer Logo is a trademark of Microsoft Corporation.”

Alterations to these guidelines

Microsoft reserves the right to change the Logo and these Usage Guidelines at any time and solely at its discretion. If possible, Microsoft will provide advanced notice of these changes. Any use of the Logo that is not consistent with these guidelines is strictly prohibited.

Cancellation of authorization to host logo

Microsoft reserves the right to review use of the Internet Explorer Logo. Disregard for these Usage Guidelines may result in a revocation of the right to use the logo, and with it all benefits enjoyed through participation in the logo program.

Third parties improperly using the Logo must correct any deficiencies in their use of the Logo and/or in the quality of the product used in conjunction with the Logo upon reasonable notice from Microsoft. Refusal to correct such deficiencies may result in revocation of the right to use the Logo.

Questions
If you have any questions about the Logo Program, please send e-mail to “iservice@microsoft.com”

TRADEMARKS. Microsoft and Windows are registered trademarks and ActiveX is a trademark in the United States and other countries and the Microsoft Internet Explorer Logo is a trademark of Microsoft Corporation.

ATTACHMENT 1 TO EXHIBIT A (THE MICROSOFT INTERNET EXPLORER LOGO USAGE GUIDELINES) Microsoft® Internet Explorer Online Logo Qualification Criteria

This site is best experienced with
[Microsoft Internet Explorer logo]
Click here to Start

Gaining authorization to use the version of the Microsoft® Internet Explorer online logo shown above for your Internet Site is easy. Simply fulfill the following two criteria and you are eligible to use the logo.

1. Showcase on your Internet Site one or more of these HTML features:
Ratings. Support self-regulation of content to ensure appropriate access to your Internet Site.
Marquees. Scroll text or graphics across your screen.
Enhanced tables. Use colors/textures to make tabular data more legible and visually appealing.
Background sounds. Provide an auditory experience when your Internet Site is accessed .
Watermarks. Create a mark of distinction on your home page.
Inline AVIs. Graphically animate your page beyond static images.
Enhanced HTML Frame Tags. Simulate the appearance of a magazine with borderless, nonscrolling, floating frames, and even frames within frames.
Enhanced HTML style sheets. Control margins, line spacing, and placement of design elements; specify fonts and point sizes; get desktop publishing support for the Web.

2. Enroll in the Microsoft Internet Explorer Logo Program immediately by signing up at http://www.microsoft.com/powered/pbbo.htm. and agree to follow the Logo Usage Guidelines.

Need Help Getting Started?

Please go to the FREE Microsoft Internet Explorer online logo-compliant Web site template at http://www.microsoft.com/ie/log/actxtemp.htm. This template will help to get you started in building your Internet Site or to simply enhance your existing Internet Site. See examples of the new HTML features and ActiveX™-compatible controls at the ActiveX Gallery at http://www.microsoft.com/ie/appdev/controls/default.htm.

If you want more assistance, order the ActiveX Development Kit at http://www.microsoft.com/intdev/sdk.

Note About Changes:

Note: Due to the rapid development of Internet Explorer technology, these criteria will change periodically over time. For the latest guidelines and information go to the Logo Program site at http://www.microsoft.com/ie/logo. All online logo authorized sites will be notified by e-mail of any changes to these criteria. Permission to use the logo is limited to those who meet the then applicable criteria, and those who no longer meet the criteria must discontinue use of logo.

TRADEMARKS. Microsoft and Windows are registered trademarks and ActiveX is a trademark in the United States and other countries and the Microsoft Internet Explorer Logo is a trademark of Microsoft Corporation.

ATTACHMENT 2 TO EXHIBIT A
(THE MICROSOFT INTERNET EXPLORER LOGO USAGE GUIDELINES)
Microsoft® Internet Explorer Online
Animated Logo Qualification Criteria

This site is best experienced with [Microsoft Internet Explorer logo] Click here to start.

Gaining authorization to use the animated version of the Microsoft Internet Explorer online logo shown above for your Internet Site is easy. Simply fulfill the following three criteria and you are eligible to use the logo:

1. Showcase on your Internet Site one or more of these HTML features:.
Ratings. Support self-regulation of content to ensure appropriate access to your Internet Site.
Marquees. Scroll text or graphics across your screen.
Enhanced tables. Use colors/textures to make tabular data more legible and visually appealing.
Background sounds. Provide an auditory experience when your Internet Site is accessed.
Watermarks. Create a mark of distinction on your home page.
Inline AVIs. Graphically animate your page beyond static images.
Enhanced HTML Frame Tags. Simulate the appearance of a magazine with borderless, nonscrolling, floating frames, and even frames within frames.
Enhanced HTML style sheets. Control margins, line spacing, and placement of design elements; specify fonts and point sizes; get desktop publishing support for the Web.

2. Activate your Internet Site with ActiveX(TM)-compatible Technology. Support one or more ActiveX-compatible controls on your Internet Site.
Demonstrate ActiveX-compatible controls. Make your Internet Site interactive today!

  Script ActiveX-compatible controls. Use ActiveX-compatible scripts to make a Web page interactive. You can easily link together ActiveX-compatible controls or intrinsic controls to create dynamic pages.

3. Enroll in the Microsoft Internet Explorer Logo Program immediately by signing up at http://www.microsoft.com/powered/pbbo.htm. and agree to follow the Logo Usage Guidelines.

Need Help Getting Started?

Please go to the FREE Microsoft Internet Explorer online logo-compliant Web site template at http://www.microsoft.com/ie/log/actxtemp.htm. This template will help to get you started in building your Internet Site or to simply enhance your existing Internet Site. See examples of the new HTML features and ActiveX-compatible controls at the ActiveX Gallery at http://www.microsoft.com/ie/appdev/controls/default.htm.

If you want more assistance, order the ActiveX Development Kit at http://www.microsoft.com/intdev/sdk.

Note: Due to the rapid development of Internet Explorer technology, these criteria will change periodically over time. All online logo authorized sites will be notified by e-mail of any changes to these criteria. For the latest guidelines and information go to the Logo Program site at http://www.microsoft.com/ie/logo. Permission to use the logo is limited to those who meet the then applicable criteria, and those who no longer meet the criteria must discontinue use of logo.

TRADEMARKS. Microsoft and Windows are registered trademarks and ActiveX is a trademark in the United States and other countries and the Microsoft Internet Explorer Logo is a trademark of Microsoft Corporation.

EXHIBIT B

MICROSOFT® INTERNET EXPLORER STANDARD LOGO USAGE GUIDELINES

Includes
[Microsoft Internet Explorer logo]

Microsoft has established the following set of guidelines to assist you in proper use of the Microsoft Internet Explorer standard logo (the “Logo). The power of the Logo lies in its consistent and appropriate use. Any usage outside these guidelines dilutes the effectiveness of the Logo and makes it more difficult to defend our rights to the trademark. Microsoft reserves the right to change the Logo and/or these Guidelines at any time at its discretion. Third parties shall comply with the Guidelines as amended from time to time.

ACCOMPANYING WORDS

The graphic may not be used without the words “Includes,” “Microsoft®,” and “Internet Explorer” attached, except as otherwise provided below. No additional or substitute words may be used. The words may not be abbreviated, translated, or transliterated as in non-English documentation. Microsoft will, however, provide the Logo in versions where the word “Includes” may be translated for the local market, as available. You may not substitute your own translation of the Logo.

USING THE MICROSOFT INTERNET EXPLORER STANDARD LOGO

Use the Logo only to promote Microsoft Internet Explorer and indicate that your product includes Microsoft Internet Explorer.

  This Logo is NOT to be placed on World Wide Web sites for the purpose of downloading Microsoft Internet Explorer. For this purpose, please see the Microsoft Internet Explorer Online Logo Usage guidelines at http://www.microsoft.com/ie/logo/.

Microsoft will provide you with electronic artwork of the Logo. You may not alter this artwork in any way.
This Logo is for Microsoft and third party use only as a graphical representation of Microsoft Internet Explorer software.

  Microsoft Use: The Logo may be used by Microsoft on packaging, channel, collateral, advertising, direct mail, and events promotion materials for Microsoft products that include Microsoft Internet Explorer software. When referring to Microsoft Internet Explorer by itself, Microsoft may use the Logo without the word “Includes.”

  Third Party Use: The Logo may be used by third parties authorized to distribute the Microsoft Internet Explorer software under a separate License and Distribution Agreement. Authorized third parties may use the Logo only on the product packaging of products that include Microsoft Internet Explorer software and related advertising.

LEGAL INFORMATION

  The Logo is owned by Microsoft Corporation. All uses of the Logo must include the following notice: “Microsoft is a registered trademark in the United States and other countries and the Microsoft Internet Explorer Logo is a trademark of Microsoft Corporation.”A trademark symbol (™) should appear to the right of the Logo without alteration from the electronic or camera-ready artwork provided. In addition, a registered trademark symbol (®) must appear in the upper-right corner immediately following the word “Microsoft.” Do not remove any trademark symbols or alter the Logo in any way.

  The product name for Microsoft Internet Explorer should appear as “Microsoft®Internet Explorer”at the first and most prominent use in all materials and can thereafter be referred to as “Internet Explorer.”

  Microsoft owns the Microsoft Internet Explorer Logo and all uses of the Logo will inure to the benefit of Microsoft. Third parties shall employ best efforts to use the Logo in a manner that does not derogate from Microsoft’s rights in the Logo and will take no action that will interfere with or diminish Microsoft’s rights in the Logo. Third parties should not adopt, use, or register any corporate name, trade name, trademark, service mark or certification mark, trade dress, or other designation similar to, or containing in whole or in part the Logo.

Third parties may not use the Logo in a manner that would imply that their company or any goods or services provided by such third parties are sponsored or endorsed by, or affiliated with Microsoft.

  Third parties may not display the Logo on packaging, documentation, collateral, or advertising in a manner that suggests their product is a Microsoft product, or in a manner that suggests Microsoft is a part of their product name.

  You are not permitted to use the Logo to disparage Microsoft Corporation, its subsidiaries, products, or services, or for promotional goods or for products which, in Microsoft’s reasonable judgment, may diminish or otherwise damage Microsoft’s goodwill in the Logo, including but not limited to uses that could be deemed to be obscene, pornographic, excessively violent, or otherwise in poor taste or unlawful, or which purpose is to encourage unlawful activities.

Third parties may not imitate Microsoft’s product packaging or the Logo in any of their materials, including advertising, product packaging, and promotional materials.

  The Logo or the names “Microsoft,” “Microsoft Internet Explorer,” or “Internet Explorer” cannot appear larger and/or more prominent than third parties’ trade name, service name, product name, or trademark on any materials produced or distributed by such third parties.

Microsoft reserves the right to object to unfair uses or misuses of its trademarks or other violations of applicable law.

SIZING AND PLACEMENT REQUIREMENTS

Recommended minimum size is 1" high. The “small” graphic interchange format (GIF) file provided is an example of the smallest recommended size.

  The Logo with accompanying words must stand alone. A minimum amount of empty space must surround the Logo so as to separate it from any other object such as type, photography, borders, edges, and so on. The required border of empty space around the Logo must be ½x wide, where x equals the height of the Logo as measured from the top edge of the word “Includes” to the bottom edge of the word “Explorer.”

You may not combine the Logo with any other object, including, but not limited to, other logos, words, graphics, photos, slogans, numbers, design features, or symbols.
The Logo may not be used as a design feature on your product, product packaging, documentation, collateral, or advertising.

FOUR-COLOR OR ONE-COLOR APPLICATIONS

COLORS

The color version is the preferred way of reproducing the Logo. The Logo consists of a blue graphic element and black type. The PANTONE® Matching System (PMicrosoft) color for the blue is PMicrosoft 279 C. Four-color process (CMYK) equivalents can also be used. For online usage, the blue color should be Red 0, Green 102, Blue 255 for 8-bit or higher resolution palettes.

The color version can be reproduced only as described here.

BLACK-AND-WHITE APPLICATIONS

The black-and-white Logo consists of a black graphic element and black type. Please use the file provided.

ACCESSING THE FILES

The print files are provided in Encapsulated PostScript® (EPS) and Windows® metafile (WMF) format. Use the EPS files for materials printed to a PostScript-compatible printer. Use the Windows metafile to print to a non-PostScript printer. These files should not be opened and edited, only placed (for example, select “import...picture”) into software programs such as common page-layout or presentation programs, word-processing software, and so forth. Due to translation problems between the Mac and PC, Mac™ EPS images may lose their preview. When you place them into your page-layout document, you will see a box or big ‘X’ instead of the preview. The image will still print correctly and the bounding box accurately shows the size of the image. EPS images are sizable, but please scale proportionately.

PC EPS images only have black-and-white previews. If you chose to use a color PC EPS, it will still preview in black and white. When you print it, the color will print correctly.

EPS format is device-dependent so the resolution of the device you are printing to is the resolution you will achieve. The art files include Adobe Illustrator (ART) and Macromedia Freehand (FH5) format. These are provided for use where the print files supplied will not work. They are not to be altered.

QUALITY CONTROL

Microsoft reserves the right to review your use of the Logo and to conduct spot checks on all products, product packaging, marketing materials, and documentation and may periodically send out requests for samples. Microsoft may also conduct spot checks in retail outlets and other product sources to monitor your compliance with these Logo Usage Guidelines. Refusal to submit samples, noncompliance with these Guidelines, or failure to correct any deficiencies in your use of the Logo and/or in the quality of the product used in conjunction with the Logo upon reasonable notice from Microsoft could result in revocation of your license to use the Logo.

©1996 Microsoft Corporation. All rights reserved.
Microsoft and Windows are registered trademarks in the United States and/or other countries and the Microsoft Internet Explorer logo is a trademark of Microsoft Corporation.
PostScript is a registered trademark of Adobe Systems, Inc. Macintosh is a registered trademark and Mac is a trademark of Apple Computer, Inc. PANTONE is a registered trademark of Pantone, Inc.

EXHIBIT C

Joint Marketing

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EXHIBIT D

INTERNET PRODUCT(S)

Borland C++ Borland Database Engine Borland Pascal C++ Builder Delphi Entera Interbase Intrabuilder Jbuilder Paradox TurboC++ Turbo Pascal Visual dBASE